BY-LAWS OF CELLCOM TECH, INC.

ARTICLE I. OFFICES

         Section 1. Principal Offices. The principal office of the Corporation shall be as set forth in its Certificate of incorporation.

        Section 2. Additional Offices. The Corporation may have such additional offices at such other place within or without the State of New York as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II. SHAREHOLDERS' MEETINGS

        Section 1. Annual Meeting. An annual meeting of shareholders shall be held within five (5) months after the close of the fiscal year of the Corporation on such date and at the time and place (either within or without the State of New York) as shall be fixed by the Board of Directors. At the annual meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

        Section 2. Special Meeting. A special meeting of shareholders may be called at any time by the President and shall be called by the President at the request in writing of a majority of the Board of Directors then in office or at the request in writing filed with the Secretary by the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be confined to the purposes set forth in the notice thereof.

        Section 3. Notice of Meetings. Notice of the time, place and purpose of every meeting of shareholders (and, if other than an annual meeting, the person or persons at whose discretion the meeting is being called), shall be given by the President or by the Secretary to each shareholder of record entitled to vote at such meeting, not less than ten nor more than sixty days prior to the date set for the meeting. Notice of any meeting of shareholders may be written or electronic. If mailed, such notice is given when deposited in the United States mail, with first class postage prepaid, directed to the shareholder at his address appearing on the stock book of the Corporation or at such other address supplied by him in writing to the Secretary of the Corporation for the purpose of receiving notice. If transmitted electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary of the Corporation or as otherwise directed pursuant to the shareholder’s authorization or instructions. Notice shall be given either personally or by mailing said notice by first class mail to each shareholder.

                  A waiver of notice setting forth the purposes of the meeting for which notice is waived, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. signed by the person or persons entitled to such notice. Waiver of notice may be written or electronic. If written the notice must be signed by the shareholder or the shareholder's authorized officer, director, employee or agent by signing such waiver or causing his or her signature to be affixed to such waiver by any reasonable means, including, but not limited to, facsimile signature. If electronic, the transmission of the waiver must either set forth or be submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The attendance by a shareholder at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such shareholder.

                  All notice given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof, no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

        Section 4. Quorum. The holders of a majority of the votes of shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders except as otherwise provided by statute or the Certificate of Incorporation. If, however, a quorum shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any shareholders.

        Section 5. Voting. Every shareholder entitled to vote at any meeting shall be entitled to one vote for each share of stock entitled to vote and held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any corporate action, other than the election of directors, shall be authorized by a majority of the votes cast in favor of or against such action by the holders of shares entitled to vote thereon except as may otherwise be provided by statute or the Certificate of Incorporation. An abstention shall not count as a vote cast.

        Section 6. Proxies. Every proxy shall be valid only if filed with the Secretary of the Corporation or with the Secretary of the meeting prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by Section 609 of the Business Corporation Law. Unless the proxy by its terms provides for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the shareholder who executed such proxy and the revocation is filed with the Secretary of the Corporation or with the Secretary of the Meeting prior to the voting of the proxy.

                 A shareholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the shareholder or its authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. A shareholder may authorize another person or persons to act for the shareholder as proxy by electronic transmission to the person who will be the holder of the proxy or to an agent duly authorized by the proxyholder to receive such transmission. Any such electronic transmission must set forth or be submitted with sufficient information from which it can be reasonably determined that the electronic transmission was authorized by the shareholder. The information relied upon by the inspectors or other persons making the determination shall be specified.

                 Any copy, facsimile or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the original document.

        Section 7. Shareholders’ List. A list of shareholders as of the record date, certified by the Secretary of the Corporation or by a transfer agent appointed by the Board of Directors shall be prepared for every meeting of shareholders and shall be produced by the Secretary or some other officer of the Corporation thereat.

        Section 8. Inspectors at Meetings. In advance of any shareholders’ meeting, the Board of Directors may appoint one or more inspectors to act at the meeting or at any adjournment thereof and if not so appointed or if the persons so appointed are unable to act, the person presiding at any such meeting may appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties as set forth in Section 611 of the Business Corporation Law, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

        Section 9. Conduct of Meeting. All meetings of shareholders shall be presided over by the President, or if he is not present, by a Vice President, or if neither the President nor any Vice President is present, by a chairman thereby chosen by the shareholders at the meeting. The Secretary of the Corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting but if neither the Secretary nor the Assistant Secretary is present, the chairman of the meeting shall appoint any person present to act as secretary of the meeting.

        Section 10. Action Without Meeting. Whenever under the provisions of the Business Corporation Law shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the Business Corporation Law.

ARTICLE III. BOARD OF DIRECTORS

        Section 1. Function and Definition. The business and property of the Corporation shall be managed by its Board of Directors, who may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

        Section 2. Number and Qualification. The number of directors constituting the entire Board shall not be less than one nor more than three (3), as may be fixed by resolution of the Board of Directors or by the shareholders entitled to vote for the election of directors, provided that any such action of the Board shall require the vote of a majority of the entire Board. The phrase “Entire Board” as used herein means the total number of directors which the Corporation would have if there were no vacancies. Unless and until a different number shall be so fixed within the limits above specified, the Board shall consist of one (1) director. The term of any incumbent director shall not be shortened by any such action by the Board of Directors or by the shareholders.

                 Each director shall be at least twenty-one years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of New York.

        Section 3. Election Term and Vacancies. Except as otherwise provided in this Section, all directors shall be elected at the annual meeting of shareholders and all directors who are so elected or who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified.

                 The members of the Board of Directors shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote, except as otherwise provided in the Certificate of Incorporation.

                  In the interim between annual meetings of shareholders, newly created directorships resulting from an increase in the number of directors or from vacancies occurring in the Board, but not, except as hereinafter provided, in the case of a vacancy occurring by reason of removal of a director by the shareholders, may be filled by the vote of a majority of the directors, then remaining in office, although less than a quorum may exist.

                 In the case of a vacancy occurring in the Board of Directors by reason of the removal of one or more directors by action of the shareholders, such vacancy may be filled by the shareholders at a special meeting duly called for such purpose.

                 In the event a vacancy is not filled by such election by shareholders, whether or not the vacancy resulted from the removal of a director with or without cause, a majority of the directors then remaining in office, although less than a quorum, may fill any such vacancy.

         Section 4. Removal. The Board of Directors may, at any time, with cause, remove any director.

                 The shareholders entitled to vote for the election of directors may, at any time, remove any or all of the directors with or without cause.

        Section 5. Meetings. The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before the meeting, shall be held, without notice, immediately following the annual meeting of shareholders, at the same place at which such shareholders’ meeting is held.

                 Regular meetings of the Board of Directors shall be held at such time and place, within or outside the State of New York as shall be fixed by resolution of the Board, and when so fixed no further notice thereof need be given. Regular meetings not fixed by resolution of the Board may be held on notice at such time and place as shall be determined by the Board.

                 Special meetings of the Board of Directors may be called on notice at any time by the President, and shall be called by the President at the written request of a majority of the directors then in office.

        Section 6. Notice of Meetings. In the case of all special meetings and of regular meetings not fixed by resolution of the Board, written notice of the time and place of each such meeting shall be mailed to each director, addressed to his residence or usual place of business, not less than four days before the date on which such meeting is to be held, or shall be sent to such address by telegram, or be given personally, or by telephone, not less than one day before the date on which such meeting is to be held. The notice of the meeting need not specify the purpose of the meeting.

                 Any meeting of the Board of Directors for which notice is required by these By-Laws or by statute need not be given to any director who submits a signed Waiver of Notice whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. All signed Waivers of Notice shall be filed with the minutes of the meeting.

         Section 7. Conduct of Meetings. The President, if present, shall preside at all meetings of directors. At all meetings at which the President is not present, any other director chosen by the Board shall preside.

        Section 8. Quorum, Adjournment, Voting. Except as otherwise provided by the Certificate of Incorporation, a majority of the entire Board shall be requisite and shall constitute a quorum at all meetings of the Board of Directors for the transaction of business. Where a vacancy or vacancies prevents such majority, a majority of the directors then in office shall constitute a quorum.

                 A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place without further notice other than an announcement at the meeting.

         Except as otherwise provided by the Certificate of Incorporation, when a quorum is present at any meeting, a majority of the directors shall decide any questions brought before such meeting and the act of such majority shall be the act of the Board.

                Section 9. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of any committee thereof consent in writing to the adoption of a resolution authorizing the action.

                 Any one or more members of the Board of Directors or of any committee thereof may participate in a meeting of said Board or of any such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at the meeting.

        Section 10. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services except upon resolution of the Board, and, by resolution of the Board, a fixed sum and expenses of attendance, if any may be allowed for attendance at any meeting of the Board of Directors or of any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation therefor.

        Section 11. Committees. The Board of Directors, by resolution of a majority of the entire Board, may designate from among its members one or more committees, each consisting of one or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board except that no such committee shall have authority as to any of the following matters:

                 (a)    The submission to shareholders of any action as to which shareholders' authorization is required by statute, the Certificate of Incorporation or by these By-Laws;
                 (b)    The filling of vacancies in the Board of Directors or in any committee thereof,
                 (c)    The fixing of compensation of the directors for serving on the Board or on any committee thereof,
                 (d)    The amendment or repeal of these By-Laws or the adoption of new By-Laws; and
                 (e)    The amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

                 The Board may designate one or more directors as alternate members of any such committee who may replace any absent member or members at any meeting of such committee.

                 Each such committee shall serve at the pleasure of the Board. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. Committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting of the Board next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of a third party shall be affected in any such revision or alteration.

ARTICLE IV. OFFICERS

        Section 1. Executive Officers. The officers of the Corporation shall be a President, one or more vice-presidents, a Treasurer and a Secretary and such Assistant Treasurers and Assistant Secretaries and other officers as the Board of Directors may determine. Any two or more offices may be held by the same person. In the event all of the issued and outstanding shares of capital stock of the Corporation are owned by one person, such person may hold all or any combination of offices.

        Section 2. Election. The President shall be chosen from among the directors and together with one or more Vice-Presidents, the Treasurer and Secretary shall be elected by the Board of Directors to hold office until the meeting of the Board held immediately following the next annual meeting of shareholders and shall hold office for the term for which elected and until their successors have been elected and qualified. The Board of Directors may from time to time appoint all such other officers as it may determine and such officers shall hold office from the time of their appointment and qualifications until the time at which their successors are appointed and qualified. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

         Section 3. Removal. Any officer may be removed from office by the Board at any time with or without cause.

        Section 4. Delegation of Powers. The Board of Directors may from time to time delegate the power or duties of the Corporation, in the event of his absence or failure to act otherwise, to any other officer or director or person whom they may select.

         Section 5. Compensation. The compensation of each officer shall be such as the Board of Directors may from time to time determine.

        Section 6. President. The President shall be the chief executive officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the right of the Board of Directors to confer specified powers on officers and subject generally to the direction of the Board.

                 Unless otherwise ordered by the Board of Directors, the President, or in the event of his inability to act, a Vice-President designated by the Board, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of security holders of corporations in which the Corporation may hold securities, and at such meetings shall possess and may exercise any and all rights powers incident to the ownership of such securities, and which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

        Section 7. Vice-President. The Vice-President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. In the absence or inability of the President to perform his duties or exercise his powers, the Vice-President or, if there be more than one, a Vice-President designated by the Board, shall exercise the powers and perform the duties of the President subject to the direction of the Board of Directors.

        Section 8. Secretary. The Secretary shall keep the minutes of all meetings and record all votes of shareholders, the Board of Directors and committees in a book to be kept for that purpose. He shall give or cause to be given any required notice of meetings of shareholders, the Board of Directors or any committee, and shall be responsible for preparing or obtaining from a transfer agent appointed by the Board, the list of shareholders required by Article II, Section 7 hereof. He shall be the custodian of the seal of the Corporation and shall affix or cause to be affixed the seal to any instrument requiring it and attest the same and exercise the powers and perform the duties incident to the office of Secretary subject to the direction of the Board of Directors.

        Section 9. Treasurer. Subject to the direction of the Board of Directors, the Treasurer shall have charge of the general supervision of the funds and securities of the Corporation and the books of account of the Corporation and shall exercise the powers and perform the duties incident to the office of the Treasurer. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such sureties as may be satisfactory to the Board of Directors for the faithful discharge of his duties.

        Section 10. Other Officers. All other officers, if any, shall have such authority and shall perform such duties as may be specified from time to time by the Board of Directors.

ARTICLE V. RESIGNATIONS

        Any director or officer of the Corporation or any member of any committee of the Board of Directors of the Corporation, may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignations shall have been accepted.

ARTICLE VI. CERTIFICATES REPRESENTING SHARES

        Section 1. Form of Certificates. Each shareholder shall be entitled to a certificate or certificates in such form as prescribed by the Business Corporation Law and by any other applicable statutes, which Certificate shall represent and certify the number, kind and class of shares owned by him in the Corporation. The Certificates shall be numbered and registered in the order in which they are issued and upon issuance the name in which each Certificate has been issued together with the number of shares represented thereby and the date of issuance shall be entered in the stock book of the Corporation by the Secretary or by the transfer agent of the Corporation. Each certificate shall be signed by the President or a Vice-President and countersigned by the Secretary or Assistant Secretary and shall be sealed with the Corporate Seal or a facsimile thereof. The signatures of the officers upon a certificate may also be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, such certificate may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of its issue.

        Section 2. Consideration. A certificate representing shares shall not be issued until the amount of consideration therefor determined to be stated capital pursuant to Section 506 of the BCL has been paid in the form of cash, services rendered, personal or real property or a combination thereof and consideration for the balance (if any) complying with paragraph (a) of Section 504 of the BCL has been provided, except as provided in paragraphs (e) and (f) of Section 505 of the Business Corporation Law. Notwithstanding that such shares may be fully paid and nonassessable, the corporation may place in escrow shares issued for a binding obligation to pay cash or other property or to perform future services, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against the obligation, until the obligation is performed.

        Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, mutilated, stolen or destroyed, upon the making of an affidavit of that fact by the person so claiming and upon delivery to the Corporation, if the Board of Directors shall so require, of a bond in such form and with such surety or sureties as the Board may direct, sufficient in amount to indemnify the Corporation and its transfer agent against any claim which may be made against it or them on account of the alleged loss, destruction, theft or mutilation of any such certificate or the issuance of any such new certificate.

        Section 4. Fractional Share Interests. The Corporation may issue certificates for fractions of a share; or it may pa in cash the fair market value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue script in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such script shall not entitle the holder to any rights of a shareholder except as therein provided.

        Section 5. Share Transfers. Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the Corporation shall be made only on the share record of the Corporation by the registered holder thereof, or by his duly authorized attorney, upon the surrender of the certificate or certificates for such shares properly endorsed with payment of all taxes thereon.

        Section 6. Record Date for Shareholders. For the purpose of determining the shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the shareholders entitled to receive payment or any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty nor less than ten days before the date of any meeting nor more than sixty days prior to any action taken without a meeting, the payment of any dividend or the allotment of any rights, or any other action. When a determination of shareholders of record entitled to notice of, or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this Section for the adjourned date.

        Section 7. Shareholders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of New York.

ARTICLE VII. STATUTORY NOTICES

        The Board of Directors may appoint the Treasurer or any other officer of the Corporation to cause to be prepared and furnished to shareholders entitled thereto any special financial notice and/or statement which may be required by Section 510, 511, 516, and 520 of the Business Corporation Law or by any other applicable statute.

ARTICLE VIII. FISCAL YEAR

        The fiscal year of the Corporation shall be fixed by the Board of Directors by resolution duly adopted, and, from time to time, by resolution duly adopted, the Board of Directors may alter such fiscal year.

ARTICLE IX. CORPORATE SEAL

        The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal” and “New York” and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE X. BOOKS AND RECORDS

        There shall be maintained at the principal office of the Corporation books of account of all the Corporation’s business and transactions.

        There shall be maintained at the principal office of the corporation or at the office of the Corporation’s transfer agent a record containing the names and addresses of all shareholders, the number and class of shares held by such and the dates when they respectively became the owners of record thereof.

ARTICLE XI. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, then, is, or was a director or officer of the Corporation, or then serves or has served on behalf of the corporation in such capacity at the request of the Corporation, shall be indemnified by the Corporation against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal herein, to the fullest extent permissible by the laws of the State of New York. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

ARTICLE XII. AMENDMENTS

        Subject to Section 613 of the Business Corporation Law, the shares entitled at the time to vote in the election of directors and the Board of Directors by vote of a majority of the entire Board, shall have the power to amend or repeal these By-Laws, and to adopt new By-Laws, provided, however, that any by-law adopted , amended or repealed by the Board of Directors may be amended or repealed by a majority of the votes of the shares at the time entitled to vote thereon as herein provided. No amendment of the By-Laws pertaining to the election of directors or the procedures for the calling and conduct of a meeting of shareholders shall affect the election of directors or the procedures for the calling or conduct in respect of any meeting of shareholders unless notice thereof is given to the shareholders as provided in Section 3 of Article II hereof.